Exhibit 99.1

FOR IMMEDIATE RELEASE

July 28, 2004

CONTACT:	Ronald J. Domanico
V.P. and Chief Financial Officer
(770) 948-3101

CARAUSTAR REPORTS

SECOND QUARTER 2004 RESULTS

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that revenues for the second quarter ended June 30, 2004 were $268.5 million, an increase of 8.8 percent from revenues of $246.8 million for the same quarter in 2003. Income from operations before restructuring and impairment costs for the quarter was $8.9 million, an increase of $11.4 million over the loss from operations before restructuring and impairment costs of $2.5 million reported for the second quarter of 2003. Net income for the second quarter of 2004 was $1.7 million, compared to second quarter 2003 net loss of $9.8 million. Net income per share for the second quarter 2004 was $0.06, compared to a net loss per share of $0.35 in the second quarter of 2003. Included in second quarter 2004 net income were restructuring and impairment costs of $1.6 million pretax, or $0.04 per share. The second quarter 2003 net loss included restructuring and impairment costs of $1.8 million pretax, or $0.04 per share.

The quarterly improvement in net income of $11.6 million from prior year was driven by a 13.3 percent volume growth in overall system demand (including increases for gypsum facings from our Premier Boxboard Ltd. joint venture) and an 8.8 percent increase in sales (excluding all revenue from our joint ventures). Income from operations increased $11.6 million, and equity in income from unconsolidated affiliates improved $4.9 million from the second quarter of 2003. Selling, general and administrative expenses (SG&A) declined $6.8 million, driven by previously announced cost reduction initiatives. The gains in volumes and product pricing and the reduction in SG&A expenses were partially offset by an $18 per ton increase in fiber costs.

The company reclassified certain packaging costs from SG&A to cost of sales for both the quarter and six-month periods ended June 30, 2004, as well as the comparable periods last year, to more appropriately reflect the nature of these costs. These reclassifications had no effect on consolidated net income (loss) for these periods. The amounts reclassified are detailed on the Unaudited Supplemental Data page included in this release.

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PHONE 770. 948. 3101        •        P. O. BOX 115        •        AUSTELL, GA 30168-0115

3100 JOE JERKINS BOULEVARD        •        AUSTELL, GA 30106-3227

Caraustar Industries, Inc.

July 28, 2004

Six-month period ended June 30, 2004

For the six-month period ended June 30, 2004, sales were $525.6 million, an increase of 5.2 percent from sales of $499.7 million in 2003. Net loss per share was $0.18 for the first half of 2004, including $0.11 in restructuring and impairment costs and $0.09 in other reserves and severance costs. Net loss for the first half of 2003 was $0.61 per share, including $0.14 in restructuring and impairment costs and $0.44 in transition costs associated with the integration of the Smurfit Industrial Products Division and implementation of the right-sizing and SG&A cost reduction initiatives. The $9.4 million improvement in income from operations before restructuring charges for the first half of 2004, combined with a $7.6 million increase in equity in income of unconsolidated affiliates, drove the $19.8 million gain versus the loss before minority interest and income taxes over the first half of 2003. Despite the idling of one machine (Rittman, OH) and the closure of two others (Buffalo, NY and Cedartown, GA) in 2003, overall system volume grew 7.8 percent in the first six months of 2004 versus the same period of 2003. Productivity gains in the mills, converting margin improvement, and strong pricing and volume growth in the wallboard joint venture more than offset raw material cost increases during the first half of 2004.

Thomas V. Brown, president and chief executive officer of Caraustar, stated, “The volume growth in all of our product lines, both at the mills and in the converting operations, has contributed significantly to our earnings improvement. In particular, the increase of shipments and pricing from Standard Gypsum, our wallboard operation joint venture, and the substantial gypsum paper volume growth has been encouraging. Caraustar’s gypsum facing paper volume increased 39.2 percent for the second quarter, driven by an 84.8 percent volume growth at our joint venture mill, Premier Boxboard Ltd. Our second quarter 2004 overall system shipments into the tube, core and composite can market increased 5.9 percent compared to the second quarter of 2003, while shipments into the other specialty markets gained 25.3 percent. Caraustar’s folding carton board shipments increased 1.3 percent for the second quarter. The volume gains across the product lines led to a 96 percent operating rate for the quarter.

“The recycled boxboard industry also demonstrated good growth in the second quarter, increasing 4.4 percent over the same period of 2003. Growth was led by the gypsum facings market, with a 10.6 percent increase, followed by increases of 6.3 percent and 6.0 percent in the other specialty and tube, can and drum markets, respectively. Only the folding carton market softened a bit, down 1.8 percent over the second quarter of 2003. On a year-to-date basis, the industry grew total volume 2.8 percent, while Caraustar was up 7.8 percent.

“Of equal importance to the volume gains and the success of our right-sizing initiatives,” Brown continued, “is the cost reduction achieved through improvements in SG&A expenses. The net effect of our efforts was an approximate reduction in SG&A of 17 percent for the quarter and 13 percent year-to-date.”

Liquidity

The company ended the second quarter of 2004 with a cash balance of $76.3 million. For the six months ended June 30, 2004, Caraustar used $1.0 million in cash from operations as higher earnings were offset by a $16.2 million increase in accounts receivable attributable to higher sales. The decrease in cash provided by operating activities of $17.9 million versus the first six months of 2003 is primarily attributable to the receipt of a $17.2 million federal tax refund received in the first quarter of 2003. Capital expenditures for the first half of 2004 were $8.9 million and were partially

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Caraustar Industries, Inc.

July 28, 2004

offset by proceeds of $2.0 million related to the sale of fixed assets. We also purchased $3.5 million of our 7 3/8 percent senior notes during the first quarter of 2004. Interest expense decreased by $0.5 million from second quarter 2003 due to the benefits of fixed to floating interest rate swaps. As of June 30, 2004, the company had no borrowings under its $75.0 million revolving credit facility but does have $41.2 million of letters of credit outstanding that reduce availability.

Caraustar, a recycled packaging company, is one of the largest and most cost-effective manufacturers and converters of recycled boxboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product markets: tubes, cores and cans; folding cartons and custom packaging; gypsum wallboard facing paper; and miscellaneous “other specialty” and converted products.

Caraustar will be hosting a webcast of its second quarter 2004 results beginning at 9:00 a.m. (EDT) on Wednesday, July 28, 2004. In order to listen to the webcast of its conference call, participants can log on to www.firstcallevents.com/service/ajwz407653794gf12.html or the Caraustar website at www.caraustar.com and look for the webcast button/icon on the “Investor Relations” page.

This press release may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company’s products, the degree of success achieved by the company’s new product initiatives, changes in government regulations, the company’s ability to complete acquisitions and successfully integrate the operations of acquired businesses; the company’s ability to service its substantial indebtedness, unforeseen difficulties with the consolidation and relocation of the company’s accounting and control operations and the integration of its IT systems and unforeseen difficulties with, or changes to the timetable regarding, and implementation of the CEO succession plan. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K filed with or furnished for, the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov ). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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Caraustar Industries, Inc.

Unaudited Supplemental Data

For the Eight Quarters Ending June 30, 2004

Volume Sold (tons 000’s):	Q2 2004	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003	Q4 2002	Q3 2002
CSAR Mill Tons Sold (Market)*	177.1	168.9	152.4	162.3	151.7	166.8	162.9	159.0
CSAR Mill Tons Converted	105.7	103.4	95.8	103.6	102.5	104.4	101.1	90.9

Total CSAR Mill Tons *	282.8	272.3	248.2	265.9	254.2	271.2	264.0	249.9
Outside Paperboard Purchased	36.9	35.7	29.7	32.1	28.0	28.7	25.9	30.1

Total Paperboard Controlled	319.7	308.0	277.9	298.0	282.2	299.9	289.9	280.0

Tube & Core Tons	85.8	84.5	80.7	82.1	81.0	80.3	79.2	68.7
Folding Carton Tons	102.3	109.2	91.1	106.5	101.0	119.6	116.3	115.1
Gypsum Paper Tons *	60.7	52.1	49.0	50.3	43.6	44.4	44.4	45.5
Specialty Tons	70.9	62.2	57.1	59.1	56.6	55.6	50.0	50.7

Total Paperboard Controlled	319.7	308.0	277.9	298.0	282.2	299.9	289.9	280.0

Premier Boxboard gypsum facing paper sold	34.6	26.4	24.5	22.4	18.8	15.1	14.5	11.4

Reclass SG&A to COGS ($ 000’s)**	$4,377	$4,148			$4,625	$4,503

Changes in Selling Price and Costs ($/ton):

	Q2 2004 vs. Q2 2003	Q2 2004 vs. Q1 2004
Mill Average Net Selling Price	$2.6	$4.2
Mill Average Fiber Cost	18.3	11.2
Mill Average Fuel & Energy Cost	(6.8)	(5.5)

Net Decrease	$(8.9)	$(1.5)

Tubes and Cores Average Net Selling Price	$13.4	$0.1
Tubes & Cores Average Paperboard Cost	2.3	0.3

Net Increase (Decrease)	$11.1	($0.2)

*	Includes gypsum facing paper sold by Caraustar’s 50% owned unconsolidated Premier Boxboard joint venture.
**	Only includes periods presented in the Statements of Operations.

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2004	2003	2004	2003
SALES	$268,471	$246,843	$525,566	$499,745

COST OF SALES	225,742	208,697	446,541	419,546

Gross profit	42,729	38,146	79,025	80,199

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,818	40,612	69,167	79,703

Income (loss) from operations before restructuring costs	8,911	(2,466)	9,858	496

RESTRUCTURING AND IMPAIRMENT COSTS	1,631	1,835	4,673	6,167

Income (loss) from operations	7,280	(4,301)	5,185	(5,671)

OTHER (EXPENSE) INCOME:
Interest expense	(10,746)	(11,244)	(21,603)	(21,581)
Interest income	349	235	689	436
Write-off of deferred debt costs	0	(1,812)	0	(1,812)
Equity in income of unconsolidated affiliates	6,382	1,444	9,064	1,464
Other, net	(288)	253	(319)	351

	(4,303)	(11,124)	(12,169)	(21,142)

INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES	2,977	(15,425)	(6,984)	(26,813)

MINORITY INTEREST IN LOSSES (INCOME)	51	(58)	(113)	(63)

(PROVISION) BENEFIT FOR INCOME TAXES	(1,285)	5,648	2,067	9,913

NET INCOME (LOSS)	$1,743	$(9,835)	$(5,030)	$(16,963)

BASIC
NET INCOME (LOSS) PER COMMON SHARE	$0.06	$(0.35)	$(0.18)	$(0.61)

Weighted average number of shares outstanding	28,450	27,911	28,421	27,911

DILUTED
NET INCOME (LOSS) PER COMMON SHARE	$0.06	$(0.35)	$(0.18)	$(0.61)

Weighted average number of shares outstanding	28,492	27,911	28,421	27,911

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	June 30, 2004	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$76,253	$85,551
Receivables, net of allowances	110,066	93,892
Inventories	87,770	87,608
Refundable income taxes	192	250
Current deferred tax asset	8,938	7,457
Other current assets	14,364	12,461

Total current assets	297,583	287,219

PROPERTY, PLANT AND EQUIPMENT:
Land	12,077	12,211
Buildings and improvements	140,448	141,022
Machinery and equipment	619,890	617,688
Furniture and fixtures	14,837	15,225

	787,252	786,146
Less accumulated depreciation	(384,243)	(375,374)

Property, plant and equipment, net	403,009	410,772

GOODWILL	183,130	183,130

INVESTMENT IN UNCONSOLIDATED AFFILIATES	58,778	54,623

OTHER ASSETS	26,900	24,801

	$969,400	$960,545

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$75	$106
Accounts payable	82,015	75,013
Accrued interest	8,863	8,832
Accrued compensation	12,746	9,800
Other accrued liabilities	34,383	31,307

Total current liabilities	138,082	125,058

SENIOR CREDIT FACILITY	0	0

OTHER LONG-TERM DEBT, less current maturities	525,147	531,001

DEFERRED INCOME TAXES	57,129	58,920

PENSION LIABILITY	23,241	18,632

DEFERRED COMPENSATION	1,600	1,522

OTHER LIABILITIES	6,961	5,031

MINORITY INTEREST	617	504

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; 5,000,000 shares authorized; none issued	0	0
Common stock, $.10 par value; 60,000,000 shares authorized, 28,471,517 and 28,222,205 shares issued and outstanding at June 30, 2004 and December 31, 2003	2,847	2,822
Additional paid-in capital	186,960	185,031
Unearned compensation	(1,742)	(1,865)
Retained earnings	47,501	52,531
Accumulated other comprehensive (loss) income
Minimum pension liability adjustment	(19,244)	(19,244)
Foreign currency translation	301	602

Total accumulated other comprehensive loss	(18,943)	(18,642)

Total Shareholders’ equity	216,623	219,877

	$969,400	$960,545

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the Six Months Ended June 30,
	2004	2003
Cash (used in) provided by
Operating activities:
Net loss	$(5,030)	$(16,963)
Depreciation and amortization	14,265	14,924
Write-off of deferred debt costs	0	1,812
Disposal of property, plant and equipment	860	687
Restructuring costs	1,153	5,670
Other noncash adjustments	(2,967)	(8,337)
Equity in income of unconsolidated affiliates, net of distributions	(4,064)	686
Changes in operating assets and liabilities	(5,233)	18,454

Net cash (used in) provided by operating activities	(1,016)	16,933

Investing activities:
Purchases of property, plant and equipment	(8,892)	(10,839)
Acquisitions of businesses, net of cash acquired	0	(707)
Proceeds from disposal of property, plant and equipment	2,011	175
Investment in unconsolidated affiliates	(150)	0

Net cash used in investing activities	(7,031)	(11,371)

Financing activities:
Repayments of short and long-term debt	(3,517)	(8)
Proceeds from swap agreement unwind	380	15,950
Deferred debt costs	0	(2,003)
Issuances of stock, net of forfeitures	1,886	0

Net cash (used in) provided by financing activities	(1,251)	13,939

Net change in cash and cash equivalents	(9,298)	19,501
Cash and cash equivalents at beginning of period	85,551	34,314

Cash and cash equivalents at end of period	$76,253	$53,815

Supplemental Disclosures:

Cash payments for interest	$22,154	$19,978

Income tax payments (refunds), net	$1,136	$(17,373)